UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 10th Floor, San Francisco, California 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 1, 2024, NerdWallet, Inc. (the Company), entered into an amendment (the Second Amendment) to the Credit Agreement dated as of September 26, 2023 (the Credit Agreement) with JPMorgan Chase Bank, National Association, as administrative agent, and a syndicate of lenders. Among other things, the Second Amendment permits the Company to acquire an unrestricted subsidiary and/or to invest up to an aggregate of $15,000,000 in unrestricted subsidiaries in any fiscal year, subject to standard provisions and limitations for unrestricted subsidiaries.

Item 8.01    Other Events.
On September 27, 2024, the Company promoted Samuel Yount, age 43, to Chief Business Officer, effective October 1, 2024. Mr. Yount previously served as the Company’s Vice President, Consumer Credit. Prior to serving as Vice President, Consumer Credit, Mr. Yount served as the Company’s General Manager, Consumer Credit since July 11, 2022.

There are no family relationships between Mr. Yount and any other director, executive officer or nominees of the Company. There are no related party transactions between the Company and Mr. Yount that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NERDWALLET, INC.

Date:	October 3, 2024	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
Chief Legal Officer and Corporate Secretary